EXHIBIT 23.1 - Consent of Independent Registered Public Accounting Firm, KWCO, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KWCO, PC hereby consent to the inclusion of our report dated April 12, 2012 on the financial statements of Australian-Canadian Oil Royalties Ltd. for the years ended December 31, 2011 and 2010, in its Annual Report on Form-10K for the years ended December 31, 2011 and 2010.

/s/ KWCO,PC

KWCO, PC

(Formerly Killman, Murrell & Company, P.C.)

Odessa, Texas

April 12, 2012